UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2007

NEW BRUNSWICK SCIENTIFIC CO., INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-6994	22-1630072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4005 44 Talmadge Road Edison, New Jersey	08818-4005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (732) 287-1200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement (each as defined below), on September 21, 2007, New Brunswick Scientific Co., Inc. (the "Company") terminated the Consulting Agreement effective as of January 1, 2007, by and between the Company and David Freedman.  The Company has paid a termination payment to David Freedman in the amount of $120,000.

In addition, in connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement (each as defined below), on September 24, 2007, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, the Company has received pursuant to the Loan and Security Agreement dated as of April 1, 1999, by and between Wachovia Bank NA (f/k/a First Union National Bank) and the Company, as amended.  The Loan and Security Agreement was terminated and all liens granted by the Company under the Loan and Security Agreement were released.

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 20, 2007, the shareholders of the Company approved and adopted the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 10, 2007, by and among Eppendorf Incorporated, a Delaware corporation ("Eppendorf"), Edison Merger Corp., a New Jersey corporation and a wholly-owned subsidiary of Eppendorf ("Merger Sub"), and the Company, pursuant to which Merger Sub was merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Eppendorf.  The closing of the Merger occurred on September 24, 2007.  Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Common Stock of the Company was cancelled and converted into the right to receive, without interest, an amount in cash equal to $11.50 per share, without interest.  At the effective time of the Merger, each outstanding option to acquire shares of Company Common Stock became fully exercisable and vested and was cancelled and converted into the right to receive, in consideration of such cancellation, a cash payment equal to the product of (x) the excess of $11.50 over the exercise price thereof, if any, and (y) the number of shares of Common Stock subject thereto.

A copy of the press release dated September 24, 2007 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, each outstanding option to purchase shares of Common Stock of the Company (an "Option") granted under each of the Company's 1998 Nonqualified Stock Option Plan for Ten Percent Shareholder-Directors; 1999 Stock Option Plan for Nonemployee Directors; and 2001 Nonqualified Stock Option Plan for Officers and Key Employees became fully exercisable and vested.  At the time of effectiveness of the Merger, the Options were canceled and, in consideration of such cancellation, converted into the right to receive a cash payment with respect thereto equal to the product of (x) the excess of $11.50 over the exercise price thereof, if any, and (y) the number of shares of Common Stock of the Company subject thereto; no payment will be made with respect to any Option having a per share exercise price, as in effect at the effective time of the Merger, equal to or greater than $11.50.

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.  As a result of the closing of the Merger, on September 24, 2007, the Company notified the NASDAQ Stock Market LLC ("Nasdaq") that the closing of the Merger had occurred.  Nasdaq subsequently suspended the trading of the Common Stock of the Company and filed a Form 25 with the Securities and Exchange Commission to effect the delisting of the Company Common Stock.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.  The aggregate merger consideration paid by Eppendorf was approximately $110 million and was funded with a combination of internally available funds and bank debt.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the Merger, the directors and officers of Merger Sub became the directors and officers of the Company.  Promptly after the Merger became effective, Martin Farb, Detmar Ammermann and Klaus Fink were appointed by Eppendorf to serve as directors of the Company.  In addition, James Orcutt will serve as President and Chief Executive Officer of the Company, Thomas Bocchino will serve as Treasurer, Chief Financial Officer and Vice President - Finance of the Company, Dr. Lee Eppstein will serve as Vice President - Technology of the Company, and Klaus Thiedmann will serve as Secretary of the Company.  Prior to the effective time of the Merger, the directors of the Company were Dr. Jerome Birnbaum, David Freedman, Kenneth Freedman, Ernest Gross, William J. Murphy, James T. Orcutt, Dr. David Pramer, Peter Schkeeper and Daniel S. Van Riper.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, and in accordance with the Merger Agreement, the Company's Certificate of Incorporation and By-Laws were amended and restated.  Copies of the Restated Certificate of Incorporation and the amended and restated By-laws of the Company are attached to this Current Report as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 8.01 Other Events

On September 24, 2007, the Company issued a press release announcing the completion of the transactions contemplated by the Merger Agreement.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of New Brunswick Scientific Co., Inc.
3.2	By-laws of New Brunswick Scientific Co., Inc.
99.1	Press Release issued by New Brunswick Scientific Co., Inc., dated September 24, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2007

NEW BRUNSWICK SCIENTIFIC CO., INC.

By:	/s/ James T. Orcutt
	Name:	James T. Orcutt
	Title:	President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of New Brunswick Scientific Co., Inc.
3.2	By-laws of New Brunswick Scientific Co., Inc.
99.1	Press Release issued by New Brunswick Scientific Co., Inc., dated September 24, 2007.